Exhibit 23.3

KPSN & Associates LLP Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-1 of Teyame 360, S.L. and Datono Mediacion, S.L. of our reports dated March 31, 2026, relating to the financial statements of Teyame 360, S.L. and Datono Mediacion, S.L. as of December 31, 2025, and for the year then ended.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Chennai, India

July 10, 2026

Reg. Office: No.128, Crown Court, 1st Floor, Cathedral Road, Chennai – 600 086.

LLP identification Number: AAC-8221